EXHIBIT 4.1


                                  SUPPLEMENT
                                      TO
                       SERIES SUPPLEMENT, SERIES 2001-15
                       ---------------------------------


                  THIS SUPPLEMENT, dated as of June 7, 2001 (this "Supplement"), to the Series Supplement, dated as of April 30, 2001 (the "Series Supplement") and the supplement to the Series Supplement, dated as of May 29, 2001 (the "First Supplement"), between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                                W I T N E S S E T H:
                                - - - - - - - - - -

                  WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Series 2001-15.


                  WHEREAS, the Parties entered into a supplement to the Series Supplement, dated as of May 29, 2001, with respect to the issuance of additional certificates by the Corporate Backed Trust Certificates, Series 2001-15 Trust.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


                  1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $10,000,000 of Underlying Securities and the Trust hereby issues an additional 400,000 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $10,000,000 and an additional amount of Class A-2 Certificates with an initial notional balance of $10,000,000 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Additional Certificates shall accrue interest from April 30, 2001. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement and the First Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis. The Class A-2 Certificate Call Schedule, attached as a Schedule to the Series Supplement and to the First Supplement, is replaced by Schedule I attached hereto.

                  2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

                  3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.










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


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                        LEHMAN ABS CORPORATION

                                        By: /s/ Rene Canezin
                                           -------------------
                                           Name:  Rene Canezin
                                           Title:  Senior Vice President


                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                              not in its individual capacity
                                              but solely as Trustee on behalf
                                              of the Corporate Backed Trust
                                              Certificates Series, 2001-15
                                              Trust



                                        By:  /s/ Marlene Fahey
                                           --------------------
                                           Name:  Marlene Fahey
                                           Title: Vice President and
                                                  Assistant Secretary



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                                                              SCHEDULE I

                      CLASS A-2 CERTIFICATE CALL SCHEDULE
                                                              SCHEDULE I

 Corporate Backed Trust Certificates Series 2001-15 Trust - (second reopening)
                      Class A-2 Certificate Call Schedule
                         (I.O. Tranche Call Schedule)


Date              Call Price
------------------------------
07/15/2001         $2,494,069
01/15/2002         $2,842,774
07/15/2002         $2,470,915
01/15/2003         $2,458,462
07/15/2003         $2,445,387
01/15/2004         $2,431,658
07/15/2004         $2,417,243
01/15/2005         $2,402,107
07/15/2005         $2,386,214
01/15/2006         $2,369,526
07/15/2006         $2,352,004
01/15/2007         $2,333,606
07/15/2007         $2,314,288
01/15/2008         $2,294,004
07/15/2008         $2,272,706
01/15/2009         $2,250,343
07/15/2009         $2,226,862
01/15/2010         $2,202,207
07/15/2010         $2,176,319
01/15/2011         $2,149,137
07/15/2011         $2,120,595
01/15/2012         $2,090,627
07/15/2012         $2,059,160
01/15/2013         $2,026,119
07/15/2013         $1,991,427
01/15/2014         $1,955,000
07/15/2014         $1,916,752
01/15/2015         $1,876,591
07/15/2015         $1,834,423
01/15/2016         $1,790,145
07/15/2016         $1,743,654
01/15/2017         $1,694,839
07/15/2017         $1,643,583
01/15/2018         $1,589,763
07/15/2018         $1,533,253
01/15/2019         $1,473,918





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


07/15/2019         $1,411,615
01/15/2020         $1,346,198
07/15/2020         $1,277,509
01/15/2021         $1,205,387
07/15/2021         $1,129,658
01/15/2022         $1,050,142
07/15/2022         $966,651
01/15/2023         $878,985
07/15/2023         $786,936
01/15/2024         $690,285
07/15/2024         $588,801
01/15/2025         $482,243
07/15/2025         $370,357
01/15/2026         $252,876
07/15/2026         $129,522
01/15/2027         --








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